Exhibit 23.1

CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 4, 2004 in the Registration Statement and related Prospectus of Voice Mobility International Inc. for the registration of 11,985,949 shares of its common stock.

Vancouver, Canada, April 8, 2004	/s/ ERNST & YOUNG LLP Chartered Accountants